Exhibit 99.1

Sugarmade Provides Shareholder Update: Nug Avenue Operational Growth, Implementation of New Licenses, and Potential Expansion into Oregon Cannabis Delivery Marketplace

NEW YORK, July 22, 2021, (GLOBE NEWSWIRE) — via NetworkWire – Sugarmade, Inc. (OTCMKTS:SGMD) (“Sugarmade”, “SGMD”, or the “Company”), an emerging leader in the vertically integrated cannabis marketplace based in California, is pleased to update current and prospective shareholders on the Company’s growing Nug Avenue operations as well as further strides toward verticalizing its model through the acquisition of California cannabis licenses and potentially establishing commercial operations in the cannabis delivery market outside of the state of California.

Nug Avenue. The Company established its initial Nug Avenue cannabis delivery operation in March 2021. Since that launch, Nug Avenue has grown substantially, picking up more than 10,000 new unique members as of the end of June, which significantly exceeded the Company’s internal expectations.

“We will have more details on Nug Avenue performance soon, but we wanted to report our strong progress and let our shareholders know that we are quickly establishing a brand presence in the Los Angeles cannabis delivery market at our first location, which should carry over to help in establishing rapid customer growth in new locations as we expand,” noted Jimmy Chan, Sugarmade CEO.

Commercializing New Licenses. The Company has officially opened an escrow account for the purpose of acquiring property to be used for the application of one of three new non-storefront California cannabis licenses the Company is in the process of acquiring, as discussed in its release dated June 10, 2021.

As noted in that release, the Company announced the signing of a Memorandum of Understanding to obtain three non-storefront California Cannabis licenses from the Los Angeles Department of Cannabis Regulation, along with corresponding licenses from the California Bureau of Cannabis Control, which collectively provide the licensing foundation for the opening of three (3) new Nug Avenue cannabis delivery hubs in the Los Angeles metro area.

The Company plans to acquire property to be used as a new delivery hub.

Oregon Expansion. The Company has also taken steps toward making an offer on licenses for the state of Oregon, which may or may not include a real estate purchase in the process. This is a step toward potentially establishing cannabis delivery operations in Oregon. The Oregon recreational cannabis market is one of the largest and fastest growing in the country, with total sales expected to top $1 billion this year.

The Company has reached out to local service providers to help move this process forward. Further details related to the Company’s expansion plans will be discussed soon.

Chan added, “We continue to make tangible strides toward a vertically integrated model. Our long-term strategic vision is to establish the capacity to control all aspects of production, supply, manufacturing, packaging, distribution, and delivery – to become a true “farm to door” cannabis company. This vision should provide for better unit economics, margin growth, and gains in product quality and customer satisfaction. Organic brand growth, property acquisition, licensing, and geographic expansion are all important steps toward achieving that vision for Sugarmade and its shareholders.”

About Sugarmade, Inc.

Sugarmade, Inc. (OTCMKTS:SGMD) is a product and branding marketing company investing in operations and technologies with disruptive potential. Our Brand portfolio includes CarryOutsupplies.com, SugarRush™, NUG Avenue, Lemon Glow and Budcars.

For more information, please visit www.Sugarmade.com.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others, such as but not limited to; economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition, uncontrollable forces of nature and other factors that could cause actual results to differ materially from those projected or represented in the forward looking statements.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact:

Jimmy Chan

+1-(888)-982-1628

info@Sugarmade.com

Investor Relations Contact:

EDM Media, LLC

https://edm.media